EXHIBIT 10(j)



                              XEROX CORPORATION

                      CONTRIBUTORY LIFE INSURANCE PROGRAM

                                  AS AMENDED
                           AS OF JANUARY 30, 1998


     The purpose of the Plan is to provide life insurance benefits to a select group of management employees who contribute materially to the continued growth, development, and future business of Xerox Corporation.

                                   Article I

                                  Definitions
                                  -----------

     For the purposes hereof, unless otherwise required by the context, the following phrases or terms shall have the following meanings:

1.0 "Administrator" shall mean the Vice President of the Company having responsibility for personnel matters or his designee. The Administrator will manage and administer the Plan in accordance with the provisions of Article IX of this Plan.

1.1 "Beneficiary" shall mean the person(s), trust(s), or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

1.2 "Beneficiary Designation" shall mean the form approved by the Insurer which shall be utilized by a Participant to designate a Beneficiary under the Insurance Policy.

1.3 "Change of Beneficiary" shall mean the form adopted from time to time by the Administrator for use under this Plan, acceptable to the Insurer, which shall be utilized by a Participant to change his or her Beneficiary.

1.4     "Company" shall mean Xerox Corporation.

1.5 "Employee" shall mean any person who is in the regular full time employment of the Company as determined by the personnel policies of the Company.

1.6 "Insurer" shall mean the insurance company selected by the Administrator to which both the Participant and the Company will apply for insurance on the Participant's life.

1.7 "Insurance Policy" shall mean a life insurance contract issued by the Insurer on the life of the Participant.

1.8 "Participant" shall mean an Employee who is eligible to participate and elects to participate in this Plan as provided in Article II hereof.

1.9 "Plan" shall mean the Contributory Life Insurance Program of Xerox Corporation, which shall be evidenced by this instrument and by each Plan Agreement.

1.10 "Plan Agreement" shall mean the form of written agreement, adopted from time to time by the Administrator for use under this Plan, which is entered into by and between the Company and a Participant.

1.11     "Termination Date" shall mean:

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


        (a) for Participants in the Plan prior to July 1, 1997, the later of when the Participant attains age 65 or ten years of participation in the Plan

        (b) for Participants joining the Plan on or after July 1, 1997, the later of when the Participant attains age 65 or 15 years of participation in the Plan.

                                  Article II
                          Eligibility and Membership
                          --------------------------

2.0 The following Employees in executive pay groups of the Company shall be eligible to participate if:

        (a) They are actively employed by the Company on or after July 1, 1989; or
        (b) They were actively employed by the Company on January 1, 1989 and retired on or before July 1, 1989;
        (c) They were actively employed by the Company on January 1, 1989, are receiving salary continuance as of July 1, 1989, and became eligible for retirement under the terms of the Company's Retirement Income Guarantee Plan between January 1, 1989 and July 1, 1989.

Eligible individuals may elect to participate in this Plan but are not required to do so.

2.1 Inpatriates and foreign nationals are not eligible for participation under the Plan.

2.2 Participants who met the requirements for eligibility at the time they elected to participate and who subsequently remain as active employees but do not remain in executive pay groups are still eligible to participate in the Plan.

2.3 As a condition of participation, each eligible individual shall complete, execute, and return to the Administrator a Plan Agreement in the form approved by the Administrator and will comply with such further conditions as may be established by and in the sole discretion of the Administrator.

2.4 Once a Participant has terminated participation in the Plan, he or she may not again become eligible to participate in the Plan.

                                  Article III
                       Procurement of Insurance Policy
                       -------------------------------

3.0 The Company and the Participant shall apply to the Insurer for an insurance policy on such Participant's life in the amount approved by the Administrator and specified in the Participant's Plan Agreement. The Participant shall:

        (A)  furnish such information as the Insurer may require,

        (B)  take such physical examinations as may be requested, and

        (C) do any other act which may reasonably be requested by the Insurer.

3.1 If a Participant does not cooperate in the securing of such insurance, or if he or she is for any reason unable to obtain insurance in the specified amount on his or her life, the Company shall have no further obligation to Participant under the Plan and such Participant's Plan Agreement shall terminate.

3.2 The Company and the Participant shall be the owners of any Insurance Policy acquired on Participant's life. Their respective interests in the Insurance Policy shall be as they are set forth in this Plan, the Participant's Plan Agreement and the Insurance Policy.

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


3.3 The Company shall have no obligation of any nature whatsoever to a Participant under this Plan or Plan Agreement, if the circumstances of the Participant's death preclude payment of death proceeds under the Insurance Policy.

3.4 The amount of premium due annually from the Participant hereunder, shall be an amount equal to the Insurer's current published premium rate for annually renewable term insurance for standard risks. Participants then currently actively employed by the Company shall pay such required contribution to the Company through equal after-tax payroll contributions withheld from each Participant's compensation during the applicable tax year. On or before the due date of each Insurance Policy premium, or within the grace period provided therein, the Company shall forward to the Insurer the Participant's contribution as well as the balance of the premium then due. Participants not actively employed by the Company at the date a premium payment is due but who have elected under Section 5.0 hereof to continue participation in the Plan shall pay the Participant's premium contribution directly to the Company.

                                  Article IV

                                  Beneficiary
                                  -----------

4.0 Participant shall designate his or her Beneficiary to receive benefits under the Plan in a separate Beneficiary Designation form approved by the Insurer. If more than one Beneficiary is named, the shares and the preference of each shall be indicated.

4.1 The Company and the Participant shall execute a Beneficiary Designation on forms approved by the Administrator. It shall limit the rights of the Participant's designated Beneficiary to the amount of the death benefit proceeds specified in Schedule B of his or her Plan Agreement with the balance payable to the Company. Such Beneficiary Designation shall not be terminated, altered or amended by the Company, without the express written consent of the Participant. The Company and the Participant shall take all action necessary to cause such Beneficiary Designation to conform to the provisions of this Plan and Plan Agreement.

4.2 Participants shall have the right to change their Beneficiary(s) at any time by submitting a new Beneficiary Designation form to the Company. In order to become effective such new form shall be executed by both the Participant and the Company.

4.3 No change in Beneficiary shall be effective until acknowledged in writing by the Insurer.

4.4 Any payment made by the Insurer in accordance with the most recent Beneficiary Designation form filed with the Company and the Insurer shall fully discharge the Insurer from all further obligations with respect to such payment.

4.5 The Beneficiary may elect any settlement option under the Insurance Policy of his or her portion of the death benefit proceeds and the Company agrees to coexecute and deliver to the Insurer the necessary forms to elect the requested settlement options.

                                   Article V

       Interest of Company and the Participant in the Insurance Policy
       ---------------------------------------------------------------
                       During the Participant's Lifetime
                       ---------------------------------

5.0 Unless otherwise provided in this Section, a Participant's Plan Agreement shall terminate at the Termination Date. In the event the Participant's employment with the Company terminates prior to the Termination Date, Participants who are eligible to retire under the Company's Retirement Income Guarantee Plan shall have the right to continue the Plan Agreement until the Termination Date, provided that the Participant continues to make the required premium contributions under Section 3.4. In the event that the Participant's employment with the

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


Company terminates prior to the Termination Date and the Participant is not eligible to retire under the Company's Retirement Income Guarantee Plan, the Participant's Plan Agreement shall terminate.

5.1 At the termination of the Plan Agreement, the Company shall have the unqualified right to cash surrender value of an Insurance Policy in an amount equal to the amount of cumulative premiums paid by the Company with respect to such Insurance Policy. The Company shall also be entitled to an amount equal to one-half of the cash surrender value of the Insurance Policy in excess of the cumulative premiums paid as of the date of the termination of the Plan Agreement (the "Excess Amount") the Excess Amount shall not exceed the amount specified in accordance with Schedule A hereto.

5.2 At the termination of the Plan Agreement, the Participant shall be entitled to the cash surrender value of the Insurance Policy in excess of the amount payable to the Company in accordance with Section 5.1 above, and all other policy rights not otherwise ceded to the Company. The Participant agrees that he or she will not deal with the Insurance Policy other than in a manner expressly provided for in this Plan and the Participant's Plan Agreement until after the Participant's Plan Agreement is terminated.

5.3 While the Plan Agreement is in force, the Company may borrow either directly or indirectly against each Insurance Policy or repledge its collateral security interest in it for an amount not exceeding its interest. While the Plan Agreement is in force, the Participant may not borrow either directly or indirectly against his or her Insurance Policy or pledge his or her interest in the Insurance Policy.


                                  Article VI

                             Retention of Services
                             ---------------------

6.0 Nothing contained in this Plan or the Plan Agreements shall be construed as a contract of employment between the Company and a Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

                                  Article VII

          Termination, Amendment, Modification or Supplement of Plan
          ----------------------------------------------------------

7.0     The Company reserves the right to terminate this Plan.

7.1 The Company reserves the right to totally or partially amend, modify or supplement this Plan at any time. Any amendment, modification or supplement shall be in writing signed by the Vice President of the Company having responsibility for human relations.

7.2 The Company reserves the right to terminate the Plan and the Plan Agreements thereunder, provided, however, no such termination shall adversely impact a Participant's right to continue insurance coverage at the Participant's own expense in accordance with the terms of the Insurance Policy.

7.3 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon 30 days' prior written notice to each affected Participant.

7.4 If a termination of the Plan occurs, the obligation of the Company to make any premium payments shall cease and the rights of the Company and the Participant shall be controlled by Article VIII.

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


7.5 In the event of a Participant's disability as defined under the Xerox Long-Term Disability Income Plan, premium payments will be waived.


                                 Article VIII

                 Release of Company's Ownership Interest
                 ---------------------------------------

8.0 If the Participant's Plan Agreement is terminated prior to the Participant's death, the Company shall be entitled to withdraw funds from the Insurance Policy equal to the amount provided for in Article V reduced by all indebtedness and interest incurred by it that is owed to the Insurer as a lien against such policy or in its discretion it may apply said net funds to exercise any other option provided by the Insurance Policy, but said application of funds shall not impact the death benefit interest of the Participant's Beneficiary.

8.1 After the Company has exercised its election under Subsection 8.0, it will no longer have any interest in the remaining Insurance Policy which thereafter shall be solely owned by the Participant or his or her assignee. The Company and the Participant shall execute whatever documents that are required by the Insurer to cause this change to occur.

                                  Article IX

                           Administration of the Plan
                           --------------------------

9.0 The sole right of construction, interpretation and general administration of the Plan shall be vested in the Administrator. The Administrator shall be deemed the Named Administrator of this Plan.

9.1 The Administrator shall establish rules, forms and procedures for the administration of the Plan from time to time, including a claims procedure. The Administrator shall have the exclusive right to interpret the Plan, determine eligibility hereunder, and to decide any and all matters arising thereunder or in connection with the administration of the Plan.

                                  Article X

                          Participant's Assignment
                          ------------------------

10.0 Approval of the Administrator is required for any assignment by a Participant of his or her interest in the Insurance Policy at any time to any person or persons. Approved assignments shall be implemented by use of a form or forms approved from time to time by the Administrator. Assignments will be irrevocable. Upon delivery of a signed copy of the assignment to the Company, all of the rights, obligations and duties of the Participant under this Plan and under the Participant's Plan Agreement shall inure to and be binding upon such assignee (including the right to make further assignments) and the Participant shall have no further interest in this Plan or the Insurance Policy.


                                  Article XI

                             Insurer's Liability
                             -------------------

11.0 If this Plan is still in existence at the death of a Participant, the Insurer shall be discharged from all liability under the Insurance Policy upon payment of the proceeds in the manner following:

         (A) The amount provided for in Article IV, Section 4.1 shall be paid in accordance with both the Participant's final Beneficiary Designation and any optional method of settlement election filed with it.

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


         (B)     The balance of the proceeds shall be paid to the Company.


                                 Article XII

                                Miscellaneous
                                -------------

12.0 Any notice which shall or may be given under this Plan or a plan assignment shall be in writing and shall be mailed by United States Mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at its general offices:

                              Xerox Corporation
                                P.O. Box 1600
                            Stamford CT 06904-1600

marked for the attention of the Administrator, Contributory Life Insurance Program; or if notice to a Participant, addressed to the most recent address shown on the Company's personnel records.

12.1 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

12.2 The Plan shall be binding upon the Company and its successors and assigns, and upon a Participant, his or her beneficiary, heirs, executors and administrators.

12.3 This Plan shall be construed and governed in all respects under and by the laws of the State of New York. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

12.4 Headings and subheadings in this Plan are inserted for convenience and reference only and do not constitute any part of this Plan.


                                Article XIII

                                Effective Date
                                --------------

The original effective date of the Plan was July 1, 1989. The effective date of this amended Plan shall be as of November 1, 1997.


IN WITNESS WHEREOF, Xerox Corporation has caused this Amended Plan to be executed this 10th day of December, 1997 effective as of January 30, 1998.

                                   XEROX CORPORATION

                                   By:  Original Signed by Hector Motroni
                                        ---------------------------------
                                        Vice President

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97


                                  Schedule A
                                      to
                  Xerox Contributory Life Insurance Program


Age at Birthday
Nearest to
July 1, 1989         Officer Participant*        Non-Officer Participant*

30                   568,105                     284,052
31                   516,459                     258,230
32                   469,508                     234,754
33                   426,826                     213,413
34                   388,023                     194,012
35                   352,748                     176,374
36                   320,680                     160,340
37                   291,528                     145,764
38                   265,025                     132,513
39                   240,932                     120,466
40                   219,029                     109,515
41                   199,117                      99,559
42                   181,016                      90,508
43                   164,560                      82,280
44                   149,600                      74,800
45                   136,000                      68,000
46                   123,636                      61,818
47                   112,397                      56,198
48                   102,179                      51,089
49                    92,890                      46,445
50                    84,445                      42,223
51                    76,768                      38,384
52                    69,789                      34,895
53                    63,445                      31,722
54                    57,677                      28,839
55                    52,434                      26,217
56                    47,667                      23,834
57                    43,841                      21,921
58                    40,085                      20,043
59                    36,398                      18,199
60                    32,777                      16,388
61                    29,222                      14,611
62                    25,732                      12,866
63                    22,305                      11,153
64                    18,941                       9,470
65                    15,637                       7,819
66                    12,394                       6,197
67                     9,210                       4,605
68                     6,083                       3,042
69                     3,014                       1,507

* Status as of date participation in the Plan commenced.

                                                                 Plan: 7/1/89
                                                                Rev: 12/10/97